CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kinetics Mutual Funds, Inc. for The Water Infrastructure Fund a series of shares of Kinetics Mutual Funds, Inc.

/s/TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 29, 2007